Exhibit 99.1

BioSolar names Spencer Hall as chief operating officer

Having recently served in a prominent role for a large investor-owned electric utility, Hall brings operations and communications experience needed to help the company scale

SANTA CLARITA, Calif. — Feb. 8, 2021 — BioSolar, Inc. (OTC: BSRC), a developer of clean energy technologies, today announced that Spencer Hall will serve as chief operating officer and member of the company’s board of directors, effective immediately. Hall is a former spokesperson for PacifiCorp, a large investor-owned electric utility serving customers in six western states.

In this capacity, Hall will lead BioSolar’s operations while representing the company’s mission and technologies to investors, media, public, and potential partners. Hall brings to BioSolar extensive experience and knowledge gained from working alongside conventional and renewable energy infrastructure companies that serve the electric utility industry.

Hall has held senior management positions over the course of his career including director of communications for PacifiCorp, a Berkshire Hathaway Energy-owned electric utility serving nearly two million customers across Oregon, California, Washington, Utah, Idaho and Wyoming. Prior to his role at PacifiCorp, he served as vice president of digital platforms for the Utah Jazz (Larry H. Miller Sports & Entertainment) and as news director of KSL.com, the largest news outlet in the Intermountain West. Hall holds a Master of Science in Instructional Design and Technology from Utah State University and a Bachelor of Arts in Visual Art from Brigham Young University.

“We are excited to welcome Spencer to BioSolar, and expect that he will immediately strengthen our management team,” said Dr. David Lee, CEO of BioSolar. “Spencer’s vantage point coming from a utility that is actively pursuing and investing in a renewable energy future is one we believe will provide valuable insights as BioSolar progresses to meet its corporate objectives.”

BioSolar is currently funding a sponsored research program at the Department of Materials Science and Engineering at the University of California, Los Angeles (UCLA), aimed squarely at developing technologies to lower the cost of green hydrogen. The company recently announced that it is in the process of changing its corporate name to NewHydrogen, Inc. to better reflect its expanded focus on green hydrogen technologies.

About BioSolar, Inc.

BioSolar is a developer of clean energy technologies including green hydrogen and lithium-ion battery components. The company’s current focus is on developing a breakthrough electrolyzer technology to lower the cost of green hydrogen production. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to use electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing green hydrogen. Unfortunately, electrolyzers are expensive and rely on rare earth materials such as platinum and iridium. These very expensive materials account for nearly 50% of the cost of electrolyzers. The company’s technology is aimed at significantly reducing or replacing rare earth materials in electrolyzers with inexpensive earth-abundant materials to help usher in a green hydrogen economy that Goldman Sachs estimates will be worth $12 trillion by 2050.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These statements include, without limitation, statements related to the intended use of proceeds. These forward-looking statements are based largely on the expectations of the company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: market and other conditions, the impact of economic, competitive and other factors affecting the company and its operations, and other factors detailed in reports filed by the company with the Securities and Exchange Commission.

Contact Information

Investor Relations Contact:
Tom Becker
BioSolar, Inc.
ir@biosolar.com
(877) 904-3733